UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  November 29, 2010

BLACKSANDS PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51427	20-1740044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25025 I-45 N., Ste. 410, The Woodlands, TX 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 554-4491

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 29, 2010, Blacksands Petroleum, Inc. (the “Company”), through its subsidiary Blacksands Petroleum Texas, LLC (“Blacksands”) entered into a leasehold acquisition and participation agreement (the “LAPA”) with Westerly Exploration, Inc. (“Westerly”) pursuant to which (i) Blacksands acquired the leasehold interests and rights thereto in the AP Clark II Prospect (as defined in the LAPA) located in Borden County, Texas from Westerly for $260,000 (ii) Blacksands paid Westerly $119,000 as advance payment towards 70% of the actual third party costs that will be required to receive an extension of certain leasehold properties included in the AP Clark II Prospect (as defined in the LAPA) (the “Extension Monies”) and (iii) Blacksands and Westerly agreed to drill the W.D. Everett Well No. 3 located within the AP Clark II Prospect (as defined in the LAPA) whereby all costs of such drilling operation shall be borne 30% by Westerly and 70% by Blacksands.

In the event Westerly fails to acquire the extension agreements for the certain leasehold properties included in the AP Clark II Prospect (as defined in the LAPA) before December 10, 2010, Westerly shall immediately reimburse Blacksands any of the Extension Monies not expended.

The casting program for the W.D. Everett Well No. 3 is estimated to cost $233,700 borne 30% by Westerly and 70% by Blacksands.  Upon execution of the LAPA, Blacksands paid Westerly $163,590 for the sole purpose of acquisition of casing for the W.D. Everett Well No. 3.  In the event Blacksands elects to drill the well, but not set production casing into the well, Westerly shall immediately reimburse Blacksands for either its proportionate share of the production casing or its proportionate share of the production casing acquired by Westerly, at Westerly’s discretion.

The estimated cost of drilling to casing point on W.D. Everett Well No. 3, excluding the cost of casing, is $795,700, borne 30% by Westerly and 70% by Blacksands.  On or before 10 days from the expected date the rig will move in or 2 days prior to Westerly’s date of execution of a W.D. Everett Well No. 3 drilling contract (whichever is earlier), Blacksands shall pay the sum of $556,990 to Westerly for the sole purpose of defraying all costs of drilling the W.D. Everett Well No. 3 to casing point provided in no event shall Blacksands be required to pay such costs before December 15, 2010.

Upon achieving casing point in the W.D. Everett Well No. 3, completion operations shall proceed on W.D. Everett Well No. 3 provided Blacksands shall wire Westerly the sum of $609,500 (the estimated 70% share of completion costs) for the sole purpose of defraying all costs of completing the W.D. Everett Well No. 3.

In the event Blacksands fails to make any payments set forth above, the LAPA shall terminate and Westerly shall retain all payments made by Blacksands to Westerly.

The foregoing information is a summary of the agreement  involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of the agreement which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the agreement for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

10.01	Leasehold Acquisition and Participation Agreement, dated November 29, 2010, by and between Westerly Exploration, Inc. and Blacksands Petroleum Texas, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Dated: December 3, 2010	By:	/s/ DAVID DEMARCO
David Demarco
Chief Executive Officer

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